EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 124 to Registration Statement No. 2-14213 on Form N-1A of our reports dated December 16, 2008 relating to the financial statements and financial highlights of American Century Mutual Funds, Inc., including Ultra Fund, Growth Fund, Vista Fund, Giftrust Fund, Select Fund, Capital Growth Fund, Focused Growth Fund, Fundamental Equity Fund, New Opportunities Fund, Heritage Fund, New Opportunities II Fund, Balanced Fund, Capital Value Fund, Veedot Fund, NT Growth Fund and NT Vista Fund, appearing in the Annual Report on Form N-CSR of American Century Mutual Funds, Inc. for the year ended October 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
February 23, 2009